Exhibit 99.(c)(2)

[Explanatory Note]

The attached exhibit is the Draft Presentation, dated November 28, 2006, of Merrill Lynch
Canada Inc. to the Special Committee of Independent Directors of Four Seasons Hotel Inc. referred to on page 17 of the Circular. The attached was provided in draft form as it was intended to be updated and has been updated and subsumed by the Valuation and Fairness Opinion of Merrill
Lynch Canada Inc., dated February 5, 2007 attached as Appendix C to the Circular.

The Special Committee of Independent Directors of Presentation to Four Seasons Hotels Inc. November 28, 2006 Confidential DRAFT – For Discussion Purposes Only Preliminary and Subject to Revision

Table of Contents Presentation to the Special Committee Four Seasons Hotels Inc. 1. Introduction 2. Transaction Overview 3. Lodging Market and FSH Overview 4. Preliminary Approach to Valuation of LVS 5. Preliminary Approach to Fairness

Introduction

1 Introduction Merrill Lynch has been engaged by the special committee of independent directors (the “Special Committee”) of the Board of Directors of Four Seasons Hotels Inc. (“FSH” or the “Company”) to provide a Valuation of the Limited Voting Shares of FSH (“LVS”) and Fairness Opinion in a proposed transaction which is subject to the provisions of Rule 61-501 of the Ontario Securities Commission and Quebec Securities Commission Policy No. Q-27 (together the “Policies”) In this context, we are pleased to provide the Special Committee with an update of our work to date, including A review of the proposal received from Isadore Sharp and Triples Holdings Limited (“Triples”), Kingdom Hotels International (“Kingdom”) and Cascade Investment, L.L.C. (“Cascade”) Market and industry perspectives related to FSH Our intended preliminary approach to the valuation with particular focus on key drivers of FSH’s management forecast, valuation methodology considerations and our preliminary financial analysis Our intended preliminary approach to fairness opinion considerations This is a preliminary report and accordingly is entirely subject to significant further work and due diligence we intend to pursue

2 Introduction Update on Merrill Lynch’s Due Diligence Work Completed or In Progress Significant Due Diligence to Complete Review of public information on FSH, its competitors and the industry in which it competes Review of relevant market information of public companies and transactions involving the lodging industry Key documents reviewed Offering Memorandum Various financial forecast information Detailed historical financial data Various legal documents Publicly disclosed documents related to the transaction Discussions with FSH management including Mr. Sharp and the financial advisors to FSH Among other things Review of 2007 preliminary budget available later this week Further discussions with FSH management regarding historical performance and the financial forecast Discussions with Cascade and Kingdom Discussions with outside advisors to FSH When available, review of documents related to the transaction including the Arrangement Agreement, Shareholders Agreement, Information Circular, financing commitment for new debt

Transaction Overview

3 Transaction Overview Sources and Uses — As at November 6, 2006 US$millions ____________________ Source: FSH Management. (1) Represents the excess of the Offer Price over the option proceeds based on 4.289 million options outstanding at a weighted average exercise price of $52.97. Sources % of Equity Uses Sharp / Triples Series B VMVS Equity $133.2 5.0% VMVS Shares $305.5 LVS Shares 2,712.4 Kingdom Options (1) 124.6 - Existing Equity 605.9 Stock Appreciation Rights 5.2 - New Equity 659.4 Total Equity 3,147.8 1,265.3 47.5% Cascade 1990 LTIP 287.6 - Existing Equity 58.7 - New Equity 1,206.6 Convertible Debt 1,265.3 47.5% - Principal 250.0 - Premium 36.1 Total Equity 2,663.8 - Make-Whole 24.3 - Swap Wind-Down 34.9 Sharp / Triples Series A VMVS Convertible Preferred 172.3 345.4 Senior Debt 750.0 Expenses 24.0 Financing Fees 11.3 Available Cash 230.0 35.3 Total Sources $3,816.1 Total Uses $3,816.1

4 Transaction Overview Sharp / Triples Transaction Terms Series A VMVS ($172.3 MM, 56.4% of Sharp / Triples Consideration) Equals consideration remaining after Series B VMVS represents 5.0% of equity No entitlement to dividends Convertible into Preferred Shares on a 1:1 basis At any time at option of holder At any time by FSH after five years Automatically upon Sharp being neither Chairman or CEO Automatically on an IPO Preferred Shares receive cumulative compound dividends of 9.9% per annum, deferred dividends for 5 years One-third of accrued dividends before fifth anniversary payable at end of each of the fifth, sixth and seventh years from closing Preferred Shares are redeemable for face value plus accrued dividends At the option of holder or FSH after five years based on one-third on 5th, 6th and 7th anniversaries; in whole by FSH if after 5 years, Sharp / Triples did not consent to additional debt approved as a Material Decision Series B VMVS ($133.2 MM, 43.6% of Sharp / Triples Consideration) Equals 5.0% of pro forma equity (excluding Series A VMVS) Entitled to same dividends as LVS Convertible into Series B LVS on a 1:1 basis At any time at option of the holder Automatically upon transfer outside of Sharp family or upon Sharp being neither Chairman or CEO At the option of FSH upon completion of an IPO ____________________ Source: Sharp 13-D filing and FSH public disclosure documents.

5 Transaction Overview Voting Voting Series A VMVS and Series B VMVS entitled to one vote per share voting together with LVS except with respect to Special Matters Special Matters — so long as Sharp remains Chairman and CEO and the Series B VMVS have not been transferred outside the Sharp family, Sharp / Triples would have approval over: Material departure from long-term strategy Any Matter requiring a special resolution under the OBCA Corporate acquisitions Changing approved succession plans Changes in employment of Ms. Taylor Relocating head office from Toronto Voting on Special Matters Only in respect of Special Matters, the 2 series of VMVS would entitle the holder to lesser of the (i) the current multiple votes; and (ii) 25% of votes of all securities, and would vote as a separate class Commitment as Chairman and CEO Sharp commits to continue in current capacity as CEO for at least 3 years Thereafter, at Sharp’s option, could continue as Chairman, or Chairman and CEO ____________________ Source: FSH public disclosure documents.

6 Transaction Overview Governance Governance Material Decisions require 66 2/3% vote of the equity interests in FSH All other decisions are made by the Chairman which is Mr. Sharp at his option Material Decisions, other than those that are Special Matters include: Amendments to articles Issuance, redemption of securities (other than the redemption of preferred shares) Payment of dividends or distributions Approval of strategic plan Incurrence of debt beyond budget IPO ____________________ Source: FSH public disclosure documents.

7 Transaction Overview Long-Term Incentive Payment Long-Term Incentive Payment Payable upon a Sale Transaction, defined as an Arm’s Length purchaser acquiring more than 50% of the votes of FSH or comparable transaction Payment comprised of two components: Component 1: Sale price less C$6.30 per share x 5% of the total shares outstanding (MVS + SVS) on the payment date Component 2: Sale price less C$20.84 per share (being the market price of SVS on the date the Agreement was approved by shareholders) x 5% of the total shares outstanding (MVS + SVS) on the payment date Component 2 only payable if the sale price is 125% of the WAP of the shares for the five month period ending one month prior to the first public announcement of the sale transaction. Component 2 vested 20% per year ____________________ Source: FSH public disclosure documents.

8 Transaction Overview Long-Term Incentive Payment Calculation of Payment ____________________ (1) All options assumed to be vested and exercisable upon sale of control, excludes options with exercise price of US$82.00 and above. (2) On a fundamental change prior to July 30, 2009, the notes are convertible by the holder and are entitled to receive a make whole premium. (3) Based on USD / CAD exchange rate of 0.8855. (4) Trigger level of C$84.63 (US$75.75) based on 5 month WACP of TSX listed shares ending one month prior to announcement of transaction on November 6, 2006. As at # of Shares September 30, 2006 VMVS 3.726 LVS 33.078 LVS Options (1) 4.289 Convertible Debt (2) - Shares Outstanding on Payment Date 41.093 Component 1 Offer Price per Share $82.00 Less: Price Threshold (3) ($5.58) Payment per Share $76.42 Total Shares Outstanding 41.093 Sharp Portion 5.0% Total Component 1 Payment to Sharp $157.0 Component 2 Offer Price per Share $82.00 Less: Price Threshold (3) ($18.45) Payment per Share $63.55 Total Shares Outstanding 41.093 Sharp Portion 5.0% Total Component 1 Payment to Sharp $130.6 Total Long-Term Incentive Payment $287.6

Lodging Market and FSH Overview

9 Market Trends Room Demand/Supply % Change RevPAR % Change Lodging Market and FSH Overview ____________________ (1) Includes block trades, marketed add-ons and IPOs as of November 24, 2006. (2) Source: Smith Travel Research and PriceWaterhouse Coopers. The lodging markets are generally viewed to be in the mid to latter stages of a sustained recovery cycle Strong lodging business fundamentals relative to other asset classes Recent top-line revenue growth better than Wall Street expectations Significant capital raising activity – $2.9bn of equity raised YTD (1) Significant asset-level and corporate-level merger & acquisition activity, although buyers are becoming more selective and supply has been limited Public markets investors are now expressing concern that the recent hotel pricing may not justify risks inherent in the latter stages of cycle Supply creeping up albeit slowly Full-service hotel contraction is increasingly apparent Deals still being executed although not at the frenzied pace of early 2006 Recent stock price performance has been lackluster EBITDA margin growth has been constrained Commentary on Public Lodging Trends Luxury Hospitality Industry Fundamentals (2) (15.0%) (12.0%) (9.0%) (6.0%) (3.0%) 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% % Change in RevPAR % Change in Room Demand % Change in Room Supply 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007

10 Lodging Market and FSH Overview Lodging C-Corp RevPAR Growth 2005 Actual RevPAR Growth 2007 RevPAR Guidance 2004 Actual RevPAR Growth 2006 RevPAR Guidance ____________________ Source: RevPAR historical growth and projected guidance per Company filings and Wall Street research. Note: RevPAR growth is based on worldwide core hotels in local currency where available. (1) Represents RevPAR growth at HOT’s same-store owned hotels in North America. (2) Represents RevPAR growth for CHH’s domestic franchise system. (3) Excludes New Orleans hotels. (4) FSH 2006 and 2007 RevPAR projections per Company base case model. (5) Per latest Wall Street research. FSH Worldwide Core Hotels (Includes U.S.) FSH U.S. Core Hotels 5.0% 7.5% 8.0% 8.0% 8.9% 9.0% 5.2% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% OEH FSH (4) HOT (1) HLT MAR CHH (5) 5.5% 9.0% 9.0% 9.5% 11.0% 13.4% 8.9% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% FSH (4) HOT (1) MAR HLT OEH CHH 5.1% 6.8% 8.0% 9.6% 12.1% 15.5% 8.7% 3.0% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% FSH HOT (1) MAR OEH HLT CHH (2) 6.1% 10.0% 10.4% 11.4% 11.7% 11.9% 13.3% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% HLT (3) HOT (1) FSH MAR OEH CHH (2)

11 Lodging Market and FSH Overview Lodging C-Corp Comparable Metrics 2006E - 2007E EBITDA Growth (1) Effective Tax Rate (4) 2005A - 2006E EBITDA Growth (1) Debt / Total Market Capitalization (3) ____________________ (1) Source: Historical EBITDA figures per Company filings. Projected EBITDA estimates represent First Call consensus estimates as of November 24, 2006. (2) Per Company filings, adjusted EBITDA growth would be 13.6% when accounting for hotels sold in 2006 (including portfolio sale to Host Marriott that closed in April 2006). (3) As of November 24, 2006. (4) Effective tax rates based on 2006 guidance per Company filings, unless otherwise noted. (5) Excludes synthetic fuel operations. (6) Per Company. 0.0% 5.5% 7.6% 17.5% 26.2% 35.2% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% HLT OEH HOT MAR CHH FSH 4.4% 6.5% 8.7% 8.8% 22.2% 30.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% OEH FSH CHH MAR HLT HOT (2) (8.5%) 7.8% 14.6% 24.2% 32.3% 52.1% (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% HLT FSH OEH CHH MAR HOT 23.0% 24.0% 25.0% 35.0% 35.5% 36.5% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% CHH HLT MAR (5) OEH FSH (6) HOT

12 Lodging Market and FSH Overview Lodging C-Corp Adjusted EPS Growth 2006E - 2007E Adjusted EPS Growth Estimated Long-Term Adjusted EPS Growth 2005A - 2006E Adjusted EPS Growth 2007E - 2008E Adjusted EPS Growth ____________________ Source: Historical adjusted EPS figures per Company filings. Projected adjusted EPS estimates based on First Call consensus. 10.9% 19.6% 21.0% 21.7% 22.3% 27.6% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% FSH HLT OEH MAR HOT CHH (2.8%) 12.4% 13.3% 15.2% 27.3% 52.0% (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% OEH FSH MAR CHH HLT HOT 14.0% 14.6% 15.0% 15.2% 18.2% 23.2% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% OEH FSH HLT HOT MAR CHH 1.0% 8.5% 8.6% 16.9% 35.1% 47.7% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% FSH HLT CHH OEH HOT MAR

13 Lodging c-corp forward EBITDA valuation multiples are coming off their recent highs Historical Valuation Perspective – Forward EBITDA Multiples (1) ____________________ (1) EBITDA multiples based on Wall Street research. Represents transaction value, which includes fully diluted equity value plus make whole premium on convertible senior notes, swaps wind-down and change of control payment to Isadore Sharp, divided by 2007E EBITDA based on First Call consensus as of November 24, 2006. Lodging Market and FSH Overview FSH Current (11/17/06) 33.7x Peer Group Current (11/24/06) 13.1x Peer Historical Average 10.9x Offer 40.3x (2) HOT HLT OEH MAR FSH Forward EBITDA Multiple - 11/24/06 12.8x 11.4x 13.7x 14.4x 33.7x Historical Average Forward EBITDA Multiple 10.2x 9.2x 11.5x 13.0x 26.9x Premium / (Discount) to Historical Average 24.9% 23.4% 18.5% 10.4% 25.3% 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x 45.0x 50.0x 1/6/00 10/10/00 7/16/01 4/20/02 1/24/03 10/29/03 8/3/04 5/8/05 2/11/06 11/17/06 11/6/06: FSH receives proposal at $82.00 per share

14 Lodging Market and FSH Overview M&A Activity in the Lodging Sector North American Public Lodging M&A Announced Deals (3) ____________________ Source: Company filings and Wall Street research. Raffles multiple based on 2004 EBITDA per transaction press release dated July 18, 2005. Source: SDC database as of November 24, 2006. Includes transactions valued at over $100 mm. Includes Host Marriott acquisition of portfolio from Starwood. Represents all North American lodging transactions announced to date, including Four Seasons transaction. Avg: 13.9x Selected Acquisition Forward EBITDA Multiples (1) Target: KSL ESA Prime Boca Wyndham Raffles La Quinta Fairmont Acquiror: CNL Blackstone Blackstone Blackstone Blackstone Colony Blackstone Kingdom/Colony Date: Feb-04 Mar-04 Aug-04 Oct-04 Jun-05 Jul-05 Nov-05 Jan-06 18.4x 11.8x 19.2x (2) 12.4x 12.9x 11.5x 13.8x 11.5x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x 22.0x $12,987 $11,980 $7,552 $688 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 2003 2004 2005 (4) 2006 YTD (5)

15 Lodging Market and FSH Overview Total Returns Comparison ____________________ Source: FactSet as of November 24, 2006. (1) Peer lodging group includes MAR, CHH, HOT, HLT, OEH and IHR. Peer Composite (1) +49.9% FSH 0.0% S&P / TSX +36.8% S&P 500 +20.2% Relative Indexed Total Returns Indexed Total Returns 2006 2005 1/1/2006 - Announcement - 1/1/2005 - Announcement 11/24/06 12/31/2005 Peer Composite (1) 18.9% 13.2% 11.4% Canada S&P / TSX 8.6% 3.2% 21.9% S&P 500 11.0% 2.8% 4.9% Four Seasons 28.5% 27.8% (39.1%) 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 110.0% 120.0% 130.0% 140.0% 150.0% 12/31/04 3/18/05 6/3/05 8/19/05 11/4/05 1/20/06 4/7/06 6/23/06 9/8/06 11/24/06

16 Lodging Market and FSH Overview Four Seasons Volume Trading Analysis Volume Traded Below Stock Price (000’s): Last Three Years (1) ____________________ Source: FactSet as of November 24, 2006. (1) Represents volume traded up until date of announcement (i.e., before market open on November 6, 2006). Volume Traded Below Stock Price (000’s): Latest Twelve Months (1) 49.9% of Total 78.9% of Total 93.0% of Total 100.0% of Total 34.2% of Total 54.8% of Total 78.2% of Total 100.0% of Total 10.1% of Total 11.9% of Total 6,418 21,816 34,986 49,933 63,847 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 < $50.00 < $54.20 < $58.40 < $62.60 < $66.80 192,194 178,792 151,584 95,885 22,923 0 50,000 100,000 150,000 200,000 250,000 < $52.00 < $60.10 < $68.20 < $76.30 < $84.50

17 Shareholder Profile and Share Trading Lodging Market and FSH Overview ____________________ (1) Source: FactSet as at November 27, 2006. (2) Excludes LVS held by Cascade, Bill and Melinda Gates Foundation, Kingdom and Kingdom Hotel Investments. (3) Top 10 excludes Cascade and Bill & Melinda Gates Foundation. (4) Source: FactSet. Volume includes both NYSE and TSX trading. (5) Source: Bloomberg. Volume (000s) Trading Since Announcement (5) 3.6% 13.2% 28.4% 27.5% 3.4% 2.2% 13.1% 10.9% 9.0% 0.0% Price / Volume Since Announcement (4) Ownership Summary (1) Price (US$) Volume (000s) 1 1,602 1,925 502 4,059 4,188 1,944 524 0 1,000 2,000 3,000 4,000 5,000 81.00 - 81.49 81.50 - 81.99 82.00 - 82.49 82.50 - 82.99 83.00 - 83.49 83.50 - 83.99 84.00 - 84.49 84.50 - 84.99 80.60 80.90 81.20 81.50 81.80 82.10 82.40 82.70 83.00 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 11/6/2006 11/7/2006 11/8/2006 11/9/2006 11/10/2006 11/13/2006 11/14/2006 11/15/2006 11/16/2006 11/17/2006 11/20/2006 11/21/2006 11/22/2006 11/23/2006 11/24/2006 11/27/2006 Shares Traded % of Since % of LVS Announcement (MM) LVS Minority Including 11/6/2006 17.4 52.7% 76.5% Excluding 11/6/2006 9.9 30.0% 43.6% Share Identified Institutional Investors Ownership % of Minority (2) Marsico Capital Management LLC 6,012,785 27.1% BAMCO, Inc. (Baron Capital Management) 3,632,099 16.4% Fidelity Management & Research 2,427,300 10.9% Janus Capital Management LLC 1,398,735 6.3% Columbia Wanger Asset Management LP 1,066,600 4.8% CDP Capital World Markets 982,700 4.4% Denver Investment Advisors LLC 679,100 3.1% Natcan Investment Management, Inc. 567,300 2.6% Hayground Cove Associates LP 562,875 2.5% Capital Guardian Trust Co. 561,667 2.5% Total Top 10 Identified Institutional Investors (3) 17,891,161 78.6% Other Identified Top 30 Institutional Investors 5,855,746 26.4% Total Identified Institutional Investors 23,746,907 107.0% Retail and Other Investors and Short Position (1,549,031) (7.0%) Total Minority Held Shares Outstanding 22,197,876 100.0%

Confidential DRAFT – For Discussion Purposes Only
Preliminary and Subject to Revision

Lodging Market and FSH Overview

Selected Research Views on Four Seasons

Analyst Ratings (US$)

Bank	Date	Revenue (US$mm)[1]			EBITDA (US$ mm)			EPS (US$)		
		FY 2006E	FY 2007E	FY 2008E	FY 2006E	FY 2007E	FY 2008E	FY 2006E	FY 2007E	FY 2008E
A.G. Edwards	08/11/06	$165.6	$184.2	$208.1	$73.4	$89.8	$114.7	$1.38	$1.70	$2.20
Banc of America	08/23/06	177.2	199.2	226.0	80.7	98.6	120.2	$1.43	$1.74	$2.14
Bear Stearns	11/09/06	170.0	196.6	217.8	77.9	97.7	112.4	$1.46	$1.84	$2.11
BMO Capital Markets	11/06/06	165.0	192.0	NA	74.0	89.0	NA	$1.44	$1.76	NA
CIBC World Markets	11/09/06	170.2	186.8	NA	74.8	91.4	NA	$1.41	$1.85	NA
Deutsche Bank	11/06/06	NA	NA	NA	NA	NA	NA	$1.52	$1.85	NA
Goldman Sachs	11/09/06	NA	NA	NA	NA	NA	NA	$1.45	$1.90	$2.15
JMP Securities	11/06/06	172.2	188.2	NA	76.1	91.3	NA	$1.42	$1.76	NA
JPMorgan	11/09/06	NA	NA	NA	NA	87.0	NA	$1.36	$1.60	NA
Lehman Brothers	09/06/06	NA	NA	NA	NA	NA	NA	$1.44	$1.85	NA
Merrill Lynch	11/09/06									
Raymond James	11/10/06	NA	NA	NA	74.0	89.0	NA	$1.35	$1.74	NA
RBC Capital Markets	11/08/06	171.9	202.6	236.4	NA	NA	NA	$1.44	$2.01	$2.61
Research Capital	11/07/06	174.5	197.8	NA	84.2	104.4	NA	$1.55	$1.90	NA
UBS	11/06/06	169.8	193.9	193.9	74.2	92.4	128.1	$1.40	$1.80	$2.54
Research Consensus		**$170.7**	**$193.5**	**$216.4**	**$76.6**	**$93.6**	**$117.9**	**$1.42**	**$1.81**	**$2.30**
Management Base Case		**173.0**	**189.9**	**218.8**	**82.3**	**91.9**	**118.4**	**$1.56**	**$1.73**	**$2.23**

Source: Latest available Wall Street research, FactSet and SNL Datasource.
(1) Excludes reimbursed costs.

18

Preliminary Approach to Valuation of LVS

19 Preliminary Approach to Valuation of LVS Overview of Valuation Approach Pursuant to the Policies, our valuation work is to reflect an en bloc valuation which does not reflect a downward adjustment for liquidity or the fact the securities do not form part of a controlling interest Given the unique nature of this brand and associated cash flows and the lack of comparable companies, we have given primary emphasis to a discounted cash flow (“DCF”) analysis in valuing the LVS The approach and methodologies utilized for each component depend on the specific characteristics of the underlying cash flow. The major components of FSH’s value include Management and incentive fees derived from existing management contracts and hotel ownership Management and incentive fees derived from properties in the development pipeline Residential, design and capital procurement fees derived from the Branded Residential properties Merrill Lynch’s preliminary DCF also considers the following Equity investments in hotels and partnerships – DCF includes existing equity investments and future investments based on the forecast Cash flows include interest received on long-term receivables and DCF assumes long-term receivables are repaid at book value at the end of the forecast period Tax attributes Forecast assumes effective tax rate of 24% and cash tax rate of 18% DCF also includes tax shield created as a result of the Sharp payment

20 Preliminary Approach to Valuation of LVS Overview of Valuation Approach (Cont’d) Elimination of public company costs estimated at $2 million(1) per year Sharp payment “Component 2” triggered where DCF value is greater than US$75.75 per share (US$equivalent of 125% of WACP on TSX for 5 months up to one month prior to announcement on November 6, 2006) Tax effected in model to the extent of available taxable income Convertible notes Assumes converted into LVS at $71.64 per share Make-whole is assumed to be paid DCF analysis assumes swap is settled In-the-money options are assumed exercised and included in fully diluted shares outstanding ____________________ (1) Estimate of public company cost savings from FSH Management.

21 Preliminary Approach to Valuation of LVS Segmented Financial Forecast – Managed Properties Management Base Case (US$millions) (1) $141 $156 $181 $214 $249 $281 $323 $364 $411 $511 $459 ____________________ Source: FSH Management. (1) Excludes reimbursed costs, ownership revenues and ownership costs. $413.2 $365.9 $322.3 $279.8 $242.9 $204.7 $176.3 $144.4 $113.9 $88.6 $81.1 $0 $100 $200 $300 $400 $500 $600 $0 $100 $200 $300 $400 $500 $600 Base Management Fees Incentive Fees Other Fees EBITDA 2006E 2007E 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E

22 Preliminary Approach to Valuation of LVS Segmented Financial Forecast – Managed Properties Segmented Revenues (US$millions) ____________________ Source: FSH Management. $216 $204 $193 $181 $171 $162 $154 $143 $132 $124 $114 $230 $194 $160 $130 $103 $75 $56 $37 $22 $12 $7 $65 $61 $57 $53 $49 $43 $39 $34 $27 $19 $19 $0 $100 $200 $300 $400 $500 $600 Existing Property Fees Development Property Fees Residential Fees 2006E 2007E 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E $141 $156 $181 $214 $249 $281 $323 $364 $411 $459 $511

23 Preliminary Approach to Valuation of LVS Historical and Projected Summary Operating Metrics Projected Operating Metrics Historical Operating Metrics ____________________ Source: FSH Management and Company public disclosure documents. Note: All figures are for currently existing and stabilized hotels only, except total properties and total rooms. 2000 2001 2002 2003 2004 2005 2006YTD Total Number of Properties Under Management 48 53 57 60 63 68 70 % Growth 10.4% 7.5% 5.3% 5.0% 7.9% 2.9% Total Number of Rooms 14,081 14,598 15,433 15,726 16,378 17,300 17,515 % Growth 3.7% 5.7% 1.9% 4.1% 5.6% 1.2% Beginning Number of Properties 47 48 53 57 60 63 68 Properties Opened 1 6 4 4 4 7 2 Properties Terminated 0 (1) 0 (1) (1) (2) 0 Ending Number of Properties 48 53 57 60 63 68 70 Property Pipeline Development Opportunities Within 2 Years 14 14 15 14 9 7 Development Opportunities Beyond 2 Years 10 7 9 12 18 27 Total Pipeline 24 21 24 26 27 34 Total Number of Properties Under Management % Growth Total Number of Rooms % Growth Beginning Number of Properties Properties Opened Properties Terminated Ending Number of Properties 2006E 2007E 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E 72 76 84 92 101 110 120 130 140 150 160 5.9% 5.6% 10.5% 9.5% 9.8% 8.9% 9.1% 8.3% 7.7% 7.1% 6.7% 18,142 18,108 19,566 21,031 22,933 24,208 26,238 28,243 30,233 32,288 34,378 4.9% (0.2%) 8.1% 7.5% 9.0% 5.6% 8.4% 7.6% 7.0% 6.8% 6.5% 70 72 76 84 92 101 110 120 130 140 150 2 5 9 9 9 9 10 10 10 10 10 0 (1) (1) (1) 0 0 0 0 0 0 0 72 76 84 92 101 110 120 130 140 150 160

24 Preliminary Approach to Valuation of LVS Historical and Projected Summary Operating Metrics (Cont’d) ____________________ Source: FSH Management and Company disclosure documents. Note: All figures are for then currently existing and stabilized hotels only, except total properties and total rooms. (1) Based on a simple average of individual regional occupancy rates. (2) All C$figures are converted to US$at the average daily closing exchange rate for the reporting period. Historical Results Projections Average 2000 2001 2002 2003 2004 2005 2006YTD 2006E 2011E 2016E '00 - 06 '06 - '11 '11 - '16 '06 - '16 % of Total Hotels North America / South America / Caribbean 56.3% 58.5% 54.4% 55.0% 54.0% 48.5% 48.6% 48.6% 47.2% 47.2% 53.6% 47.4% 47.2% 47.3% Asia / Pacific 27.1% 22.6% 24.6% 23.3% 22.2% 23.5% 24.3% 24.3% 22.2% 22.2% 24.0% 22.9% 22.2% 22.6% Europe / Middle East 16.7% 18.9% 21.1% 21.7% 23.8% 27.9% 27.1% 27.1% 30.6% 30.6% 22.4% 29.8% 30.6% 30.1% % of Total Revenue North America / South America / Caribbean 78.7% 78.2% 76.1% 76.0% 76.6% 75.1% NA 59.4% 59.9% 61.5% 74.3% 59.1% 60.7% 59.9% Asia / Pacific 8.3% 6.1% 6.2% 1.4% 2.4% 8.0% NA 12.3% 12.4% 11.8% 6.4% 12.8% 12.0% 12.4% Europe / Middle East 13.0% 15.7% 17.7% 17.2% 14.6% 16.9% NA 28.3% 27.8% 26.7% 17.6% 28.1% 27.3% 27.7% Occupancy (1) North America / South America / Caribbean 75.5% 67.1% 65.3% 61.9% 67.4% 68.7% 70.2% 68.4% 75.9% 75.9% 67.7% 73.4% 75.9% 74.6% % Growth (11.1%) (2.8%) (5.2%) 8.9% 2.0% 2.2% (0.5%) 0.0% 0.0% Asia / Pacific 66.2% 61.3% 63.9% 56.6% 63.4% 65.3% 62.7% 65.6% 79.6% 79.6% 63.2% 72.4% 79.6% 75.7% % Growth (7.4%) 4.2% (11.4%) 12.0% 3.0% (4.0%) 0.5% 5.9% 0.0% Europe / Middle East 73.3% 62.9% 55.0% 53.6% 64.6% 65.0% 69.1% 78.1% 79.3% 79.3% 64.6% 78.8% 79.3% 79.0% % Growth (14.2%) (12.6%) (2.5%) 20.4% 0.6% 6.3% 20.2% 0.0% 0.0% Historical Results (2) Projections CAGR 2000 2001 2002 2003 2004 2005 2006YTD 2006E 2011E 2016E '00 - 06 '06 - '11 '11 - '16 '06 - '16 ADR North America / South America / Caribbean $318 $330 $316 $341 $343 $375 $406 $426 $533 $680 5.0% 4.6% 5.0% 4.8% % Growth 3.9% (4.2%) 7.7% 0.7% 9.4% 8.2% 13.5% 5.0% 5.0% Asia / Pacific $179 $162 $164 $165 $183 $180 $207 $207 $280 $358 2.5% 6.2% 5.0% 5.6% % Growth (9.5%) 1.1% 0.6% 10.9% (1.6%) 15.0% 15.1% 5.0% 5.0% Europe / Middle East $313 $366 $404 $451 $399 $393 $447 $428 $557 $711 5.3% 5.4% 5.0% 5.2% % Growth 17.0% 10.2% 11.8% (11.7%) (1.4%) 13.7% 8.7% 5.0% 5.0% RevPAR North America / South America / Caribbean $240 $222 $206 $211 $231 $258 $285 $291 $404 $516 3.3% 6.8% 5.0% 5.9% % Growth (7.6%) (6.9%) 2.1% 9.7% 11.6% 10.6% 12.9% 5.0% 5.0% Asia / Pacific $119 $99 $105 $93 $116 $118 $130 $136 $223 $285 2.3% 10.4% 5.0% 7.7% % Growth (16.1%) 5.5% (11.4%) 24.7% 1.7% 10.0% 15.2% 11.1% 5.0% Europe / Middle East $230 $231 $222 $242 $257 $256 $309 $334 $441 $563 6.4% 5.7% 5.0% 5.4% % Growth 0.4% (3.8%) 9.1% 6.4% (0.7%) 20.9% 30.6% 5.0% 5.0%

25 Preliminary Approach to Valuation of LVS Summary Historical and Projected Financial Information Standalone Financial Information ____________________ (1) All C$figures are converted to US$at the average daily closing exchange rate for the reporting period. Historical Results (1) Projections CAGR Results in US$000s 2000 2001 2002 2003 2004 2005 2006YTD 2006E 2007E 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E '00 - 06 '06 - '11 '11 - '16 '06 - '16 Management Revenues Hotel Management Fees $124.8 $103.8 $94.2 $86.3 $86.2 $103.1 $90.6 $121.5 $136.6 $154.2 $180.3 $209.7 $237.6 $274.2 $310.7 $353.5 $397.6 $445.6 Other Fees 0.0 0.0 0.0 0.0 25.8 14.1 13.3 19.1 19.5 26.7 33.7 39.4 43.3 48.6 53.0 57.1 61.2 65.2 Total Management Revenues 124.8 103.8 94.2 86.3 112.0 117.2 103.9 140.6 156.0 180.9 214.1 249.0 280.9 322.7 363.7 410.6 458.8 510.9 2.0% 14.8% 12.7% 13.8% Expenses G&A (Incl. Corporate) 40.1 42.3 42.0 29.4 46.1 56.3 44.1 59.5 67.4 67.0 69.7 72.8 76.2 79.9 83.9 88.3 92.9 97.7 EBITDA (Managed Properties) $84.7 $61.5 $52.2 $56.9 $65.9 $60.9 $59.9 $81.1 $88.6 $113.9 $144.4 $176.3 $204.7 $242.9 $279.8 $322.3 $365.9 $413.2 (0.7%) 20.3% 15.1% 17.7% % Margin 67.9% 59.3% 55.4% 66.0% 58.8% 51.9% 57.6% 57.7% 56.8% 63.0% 67.5% 70.8% 72.9% 75.3% 76.9% 78.5% 79.8% 80.9% EBITDA from Hotel Ownership 9.2 (6.6) (12.5) (21.5) (5.0) (2.9) 0.9 1.2 3.3 4.5 5.9 7.1 7.2 8.3 8.3 8.6 8.9 9.2 Total EBITDA $93.9 $54.9 $39.7 $35.4 $60.8 $57.9 $60.8 $82.3 $91.9 $118.4 $150.2 $183.4 $211.9 $251.2 $288.1 $330.9 $374.8 $422.3 (2.2%) 20.8% 14.8% 17.8% % Growth (41.5%) (27.7%) (10.9%) 71.8% (4.8%) 4.9% 42.0% 11.7% 28.8% 26.9% 22.1% 15.6% 18.5% 14.7% 14.8% 13.3% 12.7% Depreciation & Amortization 7.7 8.7 9.4 10.1 10.5 11.0 11.5 12.0 12.6 13.1 11.8 EBIT $74.5 $83.3 $109.0 $140.2 $172.8 $200.9 $239.6 $276.1 $318.3 $361.7 $410.5 NA 21.9% 15.4% 18.6% Interest Income (14.5) (14.9) (16.1) (17.7) (19.7) (22.1) (24.7) (28.1) (31.7) (35.8) (41.0) Interest Expense 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 EBT $84.3 $93.4 $120.4 $153.2 $187.9 $218.3 $259.7 $299.4 $345.3 $392.8 $446.8 NA 21.0% 15.4% 18.1% Taxes Future Taxes 5.4 5.9 7.6 9.7 12.1 14.2 17.1 20.0 23.3 26.8 31.2 Current Taxes 14.8 16.5 21.3 27.0 33.0 38.1 45.2 51.9 59.6 67.5 76.0 Provision for Income Taxes 20.2 22.4 28.9 36.8 45.1 52.4 62.3 71.9 82.9 94.3 107.2 Net Income $64.1 $71.0 $91.5 $116.4 $142.8 $165.9 $197.4 $227.6 $262.4 $298.6 $339.6 NA 21.0% 15.4% 18.1% Fully Diluted Earnings per Share $1.56 $1.73 $2.23 $2.83 $3.47 $4.04 $4.80 $5.54 $6.39 $7.27 $8.26 Free Cash Flow Calculation EBITDA 81.1 88.6 113.9 144.4 176.3 204.7 242.9 279.8 322.3 365.9 413.2 Less: Cash Tax (14.8) (16.5) (21.3) (27.0) (33.0) (38.1) (45.2) (51.9) (59.6) (67.5) (76.0) Less: Changes in Working Capital (9.0) (2.3) (7.2) (8.6) (8.5) (6.6) (9.4) (8.1) (9.2) (8.9) (9.0) Less: Capex (13.8) (55.7) (45.1) (32.6) (32.3) (30.5) (30.1) (40.5) (21.1) (39.0) (41.5) Free Cash Flow 43.5 14.1 40.2 76.2 102.4 129.5 158.2 179.3 232.4 250.5 286.6 NA 24.4% 17.2% 20.8% Cash 293.1 316.7 367.7 456.3 573.0 717.8 893.4 1,091.8 1,345.1 1,619.0 1,932.2 Debt 273.8 273.8 273.8 273.8 273.8 273.8 273.8 273.8 273.8 273.8 273.8

26 Preliminary Approach to Valuation of LVS Discount Rate Assumptions ____________________ (1) Source: Merrill Lynch Beta Book as of November 2006. Represents adjusted beta. (2) Represents book value of debt to market value of equity. (3) Unlevered beta equals (levered beta/(1 + ((1 - tax rate) * debt / equity)). Assumes beta of debt equals zero. (4) Based on treasury rate as of November 24, 2006 and risk premium sourced from Ibbotson Associates. (5) Unlevered return equals (estimated future risk free rate + (unlevered beta * risk premium)). (6) Cost of equity equals (estimated future risk free rate + (levered beta * risk premium)). (7) WACC equals ((debt / total market capitalization * (cost of debt * (1 - tax rate))) + (equity / total market capitalization * cost of equity)). (8) Represents LIBOR + 250bps. Adjusted Marginal Debt to Unlevered Levered Unlevered Comparable Companies Beta (1) Tax Rate Equity (2) Beta (3) Return (4) Return (5) Starwood Hotels & Resorts 1.13 35.0% 21.2% 0.99 12.6% 11.6% Marriott International, Inc. 1.18 35.0% 8.2% 1.12 12.9% 12.5% Hilton Hotels Corp. 0.93 35.0% 54.4% 0.69 11.2% 9.4% Orient-Express Hotels 1.20 35.0% 35.6% 0.97 13.1% 11.5% Choice Hotels International, Inc. 0.63 35.0% 5.9% 0.61 9.0% 8.9% Average 1.01 35.0% 25.0% 0.88 11.7% 10.8% Four Seasons Hotels Inc. 1.16 24.0% 7.3% 1.10 12.8% 12.4% Luxury Retail LVMH 1.46 35.0% 11.9% 1.36 14.9% 14.2% Polo Ralph Lauren 1.12 35.0% 3.4% 1.10 12.5% 12.3% Tiffany & Co. 1.43 35.0% 10.9% 1.34 14.7% 14.0% Implied Cost of Equity (6) Debt/ Debt/ Unlevered Beta TMC Equity 0.90 1.00 1.10 1.20 Steps 10.0% 11.1% 11.5% 12.2% 13.0% 13.8% 15.0% 17.6% 11.8% 12.6% 13.4% 14.2% 20.0% 25.0% 12.2% 13.0% 13.8% 14.7% 25.0% 33.3% 12.6% 13.4% 14.3% 15.2% 30.0% 42.9% 13.0% 14.0% 14.9% 15.8% WACC (7) Debt/ Debt/ Cost of Unlevered Beta TMC Equity Debt (8) 0.90 1.00 1.10 1.20 10.0% 11.1% 7.87% 10.9% 11.6% 12.3% 13.0% 15.0% 17.6% 7.87% 10.9% 11.6% 12.3% 13.0% 20.0% 25.0% 7.87% 10.9% 11.6% 12.3% 12.9% 25.0% 33.3% 7.87% 10.9% 11.6% 12.2% 12.9% 30.0% 42.9% 7.87% 10.9% 11.6% 12.2% 12.9%

27 Preliminary Approach to Valuation of LVS Discounted Cash Flow Sensitivity ____________________ Note: Shading denotes numbers corresponding to the offer price or above. Illustrative Equity Value per Share Discount Growth Rate into Perpetuity Rate 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 11.0% 59.05 60.92 63.02 65.39 68.09 71.26 74.81 76.69 81.58 87.53 94.95 11.5% 55.71 57.32 59.12 61.14 63.42 66.02 69.01 72.56 73.78 79.03 84.76 12.0% 52.85 54.10 55.65 57.39 59.33 61.53 64.04 66.92 70.29 74.24 76.58 12.5% 49.72 51.12 52.68 54.05 55.72 57.60 59.72 62.13 64.91 68.14 72.02 13.0% 46.88 48.11 49.47 50.97 52.63 54.12 55.93 57.97 60.30 62.98 66.10 Implied Terminal EBITDA Multiple Discount Growth Rate into Perpetuity Rate 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 11.0% 9.0x 9.5x 10.2x 10.9x 11.7x 12.7x 13.8x 15.2x 16.8x 18.7x 21.1x 11.5% 8.5x 9.0x 9.6x 10.3x 11.0x 11.8x 12.8x 13.9x 15.3x 16.9x 18.8x 12.0% 8.1x 8.6x 9.1x 9.7x 10.3x 11.1x 11.9x 12.9x 14.0x 15.4x 17.0x 12.5% 7.7x 8.2x 8.6x 9.2x 9.7x 10.4x 11.1x 12.0x 13.0x 14.1x 15.5x 13.0% 7.4x 7.8x 8.2x 8.7x 9.2x 9.8x 10.5x 11.2x 12.1x 13.1x 14.2x Terminal Value as % of Illustrative Enterprise Value Discount Growth Rate into Perpetuity Rate 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 11.0% 62.1% 63.6% 65.1% 66.6% 68.2% 69.9% 71.7% 73.5% 75.4% 77.4% 79.5% 11.5% 60.4% 61.8% 63.3% 64.8% 66.4% 68.0% 69.7% 71.4% 73.3% 75.2% 77.2% 12.0% 58.8% 60.2% 61.6% 63.0% 64.5% 66.1% 67.7% 69.4% 71.2% 73.0% 75.0% 12.5% 57.2% 58.5% 59.9% 61.3% 62.8% 64.3% 65.8% 67.5% 69.2% 71.0% 72.8% 13.0% 55.7% 56.9% 58.3% 59.6% 61.0% 62.5% 64.0% 65.6% 67.2% 68.9% 70.7%

28 Preliminary Approach to Valuation of LVS Discounted Cash Flow Sensitivity (Cont’d) Sensitivity Impact on Illustrative Value per LVS EBITDA CAGR (2006 – 2016) EBITDA CAGR ( 2011 – 2016) Number of Properties Base Case No Change 17.2% 14.7% 160 +/- 1.0% Δ in RevPAR Growth +/- $1.65 to $2.5 0 +/- 0.5% +/- 0.3% 160 +/- 10% Δ in Development +/- $1.85 to $3.2 0 +/- 0.7% +/- 0.5% 151 – 169 +/- 25% Δ in Development +/- $4.6 0 to $7 .3 0 +/- 1.8% +/- 1.4% 139 – 182 +/- 50% Δ in Development +/- $9.0 0 to $15.00 +/- 3.8% +/- 3.1% 129 – 203 Residential 25% of D evelopment - $0.75 to $1.2 0 - 0.2% + 0.1% 160 Residential 50% of Development + $1.4 5 to $2.1 5 + 0.3% - 0.1% 160 Development Discount Rate +2.0% - $3.25 to $4.70 No Change No Change 160

Preliminary Approach to Fairness

29 Preliminary Approach to Fairness Fairness Considerations ____________________ (1) Based on selected transactions in the lodging sector. (2) Canadian going-private premiums based on selected transactions over the past 10 years. Observed Premiums 1-Day Prior 1-week Prior 4-Weeks Prior Premiums at US$82.00 Offer 28.4% 27.6% 29.8% NA Deals with Enterprise Value Between $1 - $10 bn 22.5% 24.6% 26.9% NA Deals with Enterprise Value Between $3 - $4 bn 21.1% 22.0% 24.8% Lodging Transaction Premiums (1) 29.3% 32.4% 30.2% Canadian Going-Private Transaction Premiums (2) 24.2% 27.7% 32.1%

30 Preliminary Approach to Fairness Private versus Public Market Valuations in the Lodging Sector Public Market Trading Comparables (3) – Forward EBITDA Multiples Selected Precedent Transaction Multiples – Forward EBITDA Multiples ____________________ Source: Company filings and Wall Street research. (1) Represents transaction value, which includes fully diluted equity value plus make whole premium on convertible senior notes, swaps wind-down and change of control payment to Isadore Sharp, divided by 2007E EBITDA based on First Call consensus as of November 24, 2006. (2) Raffles multiple based on 2004 EBITDA per transaction press release dated July 18, 2005. (3) Public market EBITDA multiples based on closing share prices as of November 24, 2006. Avg: 13.9x Offer Multiple: 40.3 (1) Offer Multiple: 40.3 (1) Target: KSL ESA Prime Boca Wyndham Raffles La Quinta Fairmont Acquiror: CNL Blackstone Blackstone Blackstone Blackstone Colony Blackstone Kingdom/Colony Date: Feb-04 Mar-04 Aug-04 Oct-04 Jun-05 Jul-05 Nov-05 Jan-06 11.4x 12.8x 13.7x 14.4x 17.6x 7.0x 14.0x 21.0x 28.0x 35.0x 42.0x CHH MAR OEH HOT HLT 11.5x 13.8x 11.5x 12.9x 12.4x 19.2x (2) 11.8x 18.4x 7.0x 14.0x 21.0x 28.0x 35.0x 42.0x

Confidential DRAFT – For Discussion Purposes Only
Preliminary and Subject to Revision

Preliminary Approach to Fairness

Summary Pro Forma FSH (1)

	PF 2006E	2007E	2008E	2009E	2010E	2011E
Debt						
Revolver	$0.0	$28.8	$27.0	$0.0	$0.0	$0.0
Senior Unsecured Debt	750.0	742.5	735.1	709.5	619.9	586.9
Sharp Preferreds	172.3	189.4	208.1	228.7	251.4	184.2
Total Debt + Preferred	**$922.3**	**$960.7**	**$970.2**	**$938.3**	**$871.3**	**$771.1**
Total Interest		$58.7	$58.9	$56.8	$51.5	$46.8
Sharp Preferred Share Dividends		17.1	18.7	20.6	22.6	24.9
Total Interest + Dividend		**$75.8**	**$77.7**	**$77.4**	**$74.2**	**$71.7**
EBITDA (2)	$82.3	$93.9	$120.4	$152.3	$185.6	$214.2
Funds From Operations	$85	$37	$62	$94	$130	$162
Free Cash Flow	$62	($21)	$9	$53	$90	$33
Credit Statistics						
Total Debt (Incl. Preferred & Revolver) / EBITDA	11.2x	10.2x	8.1x	6.2x	4.7x	3.6x
Senior Debt / EBITDA	9.1x	7.9x	6.1x	4.7x	3.3x	2.7x
EBITDA / Interest	nmf	1.6x	2.0x	2.7x	3.6x	4.6x
EBIT / Interest	nmf	1.5x	1.9x	2.5x	3.4x	4.4x
Debt + Pref / Total Capital	25.5%	26.1%	25.9%	24.7%	22.7%	19.9%
Debt / Total Capital	20.7%	20.9%	20.3%	18.7%	16.1%	15.1%
Free Cash Flow / Total Debt (Incl. Pref)	0.1x	nmf	0.0x	0.1x	0.1x	0.0x
FFO / Total Debt (Incl. Pref)	0.1x	0.0x	0.1x	0.1x	0.1x	0.2x
Free Cash Flow / Total Debt (Excl. Pref)	0.1x	nmf	0.0x	0.1x	0.1x	0.1x
FFO / Total Debt (Excl. Pref)	0.1x	0.0x	0.1x	0.1x	0.2x	0.3x

Source: FSH Management forecast with proposed capital structure.
(1) Assumes transaction occurs on December 31, 2006.
(2) EBITDA calculation excludes public company costs of US $2 million per FSH Management estimates.

31

32 Preliminary Approach to Fairness Selected Ratings Considerations Standard & Poors Moody’s Four Seasons had been rated Baa3 by Moody’s since January 1999 “The review for downgrade reflects the uncertainty as to the timing and success of the proposed transaction and the implications to current bondholders. In the event the transaction is not completed, the ratings could be negatively impacted should management pursue a more aggressive financial policy going forward. Given its relatively weak credit statistics, Four Seasons' remains weakly positioned in its current rating category. For the company to be more comfortably positioned in the current rating category net debt (pursuant to US GAAP) to EBITDA needs to drop below 1.5x over the next 12 months, and liquidity must be maintained at current levels.” Moody’s (Under Review – from Baa3) Four Seasons had been rated BBB- by S&P since July 1998 “If the deal is accepted by the board, and financing is structured in the manner specified in the filing, we would expect that debt leverage, as measured by total lease adjusted debt the EBITDA, would exceed 8x. This would likely result in ratings being lowered to the single ‘B’ category in the absence of additional support being provided by equity holders...With the proposed transaction, management has demonstrated an appetite for a higher level of risk, thus our financial policy expectations have changed, warranting a lower corporate credit rating.” S&P (BB+ – from BBB-)

33 Preliminary Approach to Fairness Overview of Preferred Share Consideration to Sharp Funds Flow Assuming Redemption by FSH Preferred Sensitivity Analysis ____________________ (1) Assumes preferred redeemed by FSH in thirds on fifth, sixth and seventh anniversary of closing of a transaction. (2) Based on 37.4 million LVS outstanding, including options. Implied Preferred Value of Differential to 9.9% Pref. Dividend Preferred (1) $mm US$/ LVS (2) $172.2 37.4 8.0% 191.1 18.9 0.51 8.5% 185.9 13.7 0.37 9.0% 180.9 8.7 0.23 9.5% 176.0 3.8 0.10 9.9% 172.2 0.0 0.00 10.0% 171.3 (0.9) (0.02) 10.5% 166.7 (5.5) (0.15) 11.0% 162.3 (9.9) (0.27) 11.5% 158.0 (14.2) (0.38) 12.0% 153.8 (18.4) (0.49) Deferred Div. Cash Pay Redemption Balance Year 0 $0.0 $0.0 $0.0 $172.3 Year 1 17.1 0.0 0.0 189.4 Year 2 18.7 0.0 0.0 208.1 Year 3 20.6 0.0 0.0 228.7 Year 4 22.6 0.0 0.0 251.4 Year 5 24.9 0.0 (92.1) 184.2 Year 6 0.0 (18.2) (92.1) 92.1 Year 7 0.0 (9.1) (92.1) 0.0

34 Disclaimer Merrill Lynch prohibits (a) employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change such rating or price target, as consideration or inducement for the receipt of business or for compensation, and (b) Research Analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. This presentation is confidential, for your private use only, and may not be shared with others (other than your advisors) without Merrill Lynch's written permission, except that you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the proposal and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. For purposes of the preceding sentence, tax refers to U.S. federal and state tax. This proposal is for discussion purposes only. Merrill Lynch is not an expert on, and does not render opinions regarding, legal, accounting, regulatory or tax matters. You should consult with your advisors concerning these matters before undertaking the proposed transaction.